Exhibit 24.2

POWER OF ATTORNEY

We, the undersigned officers and directors of Translate Bio, Inc., hereby severally constitute and appoint Ronald C. Renaud, Jr., John R. Schroer and Paul Burgess, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Daniel S. Lynch	Chairman of the Board	June 11, 2018
Daniel S. Lynch

/s/ Jean-François Formela, M.D.	Director	June 11, 2018
Jean-François Formela, M.D.